OmnicomGroup

Second Quarter 2002 Investor Presentation

August 6, 2002

The following materials have been prepared for use in the August 6, 2002 conference call on Omnicom’s results of operations for the second quarter of 2002. The call will be archived on the internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements
Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are only present expectations. Actual events or results may differ materially.

Other Information
All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

Second Quarter 2002 P&L
	Q2			YTD
	2002	2001	% Change	2002	2001	% Change
Revenue	$1,916.6	$1,746.8	9.7%	$3,649.0	$3,347.9	9.0%
Operating Income	330.5	314.2	5.2%	559.3	528.2	5.9%
% Margin	17.2%	18.0%		15.3%	15.8%
Net Interest Expense	5.9	19.4	-69.6%	17.3	39.7	-56.4%
Profit Before Tax	324.5	294.8	10.1%	542.1	488.4	11.0%
% Margin	16.9%	16.9%		14.9%	14.6%
Taxes	122.0	111.3	9.6%	201.9	182.8	10.4%
% Tax Rate	37.6%	37.8%		37.2%	37.4%
Profit After Tax	202.5	183.5	10.4%	340.2	305.6	11.3%
Equity in Affiliates/ Min. Interest	(15.2)	(12.0)	-26.7%	(24.3)	(18.8)	-29.3%
Net Income	$ 187.3	$ 171.5	9.2%	$ 315.9	$ 286.8	10.1%

OmnicomGroup	2

Second Quarter 2002 Earnings Per Share
	Q2		YTD
	2002	2001	2002	2001
Earnings per Share:
Basic	$ 1.01	$ 0.83	$ 1.70	$ 1.35
Diluted	1.00	0.81	1.67	1.32

Earnings per Share — Adjusted (a):
Basic	$ 1.01	$ 0.94	$ 1.70	$ 1.57
Diluted	1.00	0.91	1.67	1.54

Weighted Average Shares (000s):
Basic	185,705	182,824	186,227	182,332
Diluted	188,119	190,042	189,056	189,587

Dividend Declared Per Share	$0.200	$0.200	$0.400	$0.375

(a)	To present 2001 on a comparable basis with 2002, amounts are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001.

OmnicomGroup	3

Second Quarter 2002 Total Revenue Growth
	Q2		YTD
	$	%	$	%
Prior Period Revenue	$1,746.8		$3,347.9
Foreign Exchange Impact(a)	1.3	0.1%	(16.2)	-0.5%
Acquisition Revenue(b)	142.8	8.2%	233.6	7.0%
Organic Revenue(c)	25.7	1.5%	83.7	2.5%

Current Period Revenue	$1,916.6	9.7%	$3,649.0	9.0%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

OmnicomGroup	4

Second Quarter 2002 Revenue By Discipline

	Revenue By Discipline (Q2)
	$ Mix	% Growth
Advertising	$821.8	9.0%
CRM	589.0	15.0%
PR	245.9	-10.7%
Specialty	$259.9	26.7%

	Revenue By Discipline (YTD)
	$ Mix	% Growth
Advertising	$1,599.6	9.1%
CRM	1,111.6	14.8%
PR	473.3	-10.1%
Specialty	$464.5	20.2%

Note:	“% growth” is the year-over-year growth from the prior period.

OmnicomGroup	5

Second Quarter 2002 Revenue By Geography

	Domestic vs. International (Q2)
	$ Mix	$ Growth
United States	$1,117.5	$192.2
Organic		69.4
Acquisition		122.8
International	$ 799.1	(22.3)
Organic		(43.7)
Acquisition		20.1
FX		$1.3

	Primary Markets (Q2)
	$ Mix	% Growth
United States	$1,117.5	20.8%
United Kingdom	195.3	-3.4%
Euro Markets	360.3	6.1%
Other	$243.5	-13.0%

	Domestic vs. International (YTD)
	$ Mix	$ Growth
United States	$ 2,139.7	$ 317.7
Organic		128.2
Acquisition		189.5
International	$ 1,509.4	(16.6)
Organic		(44.5)
Acquisition		44.1
FX		$ (16.2)

	Primary Markets (YTD)
	$ Mix	% Growth
United States	$ 2,139.6	17.4%
United Kingdom	378.2	-4.9%
Euro Markets	680.2	3.0%
Other	$ 451.0	-3.7%

OmnicomGroup	6

Net New Business Wins

Notable Account Activity

WINS:	LOSSES:
Ace Hardware, Charles Schwab, France Loto, Haagen-Dazs, Home Depot, Novartis, Skittles (Mars)	Charles Schwab, Childrens Miracle Network, Nestle, Purina Petcare (Media)

OmnicomGroup	7

Current Credit Picture
	Q2 End		Q2 Average		YTD Average
	2002	2001	2002	2001	2002	2001

EBITDA (a)	$1,228	$1,153	$1,228	$1,153	$1,228	$1,153
Net Interest Expense (a)	$50.3	$88.9	$50.3	$88.9	$50.3	$88.9
EBITDA / Net Interest	24.4x	13.0x	24.4x	13.0x	24.4x	13.0x
Total Debt / EBITDA	2.2x	1.9x	2.3x	2.0x	2.1x	1.8x

Debt:
Bank Loans (Due Less Than 1 Year)	$103	$65	$183	$142	$176	$121
$500 Million Revolver Due 6/30/03	—	150	67	163	150	117
$1.6 Billion 364 Day Facility (b)	621	695	628	746	576	753
5.20% Euro Notes Due 6/24/05	151	129	140	133	137	137
2 1/4% Convertible Debentures	—	230	—	230	—	230
$850 Million Convertible Notes Due 2/7/31	850	850	850	850	850	676
– Next Put Date Feb. 2003
$900 Million Convertible Notes Due 7/31/32	900	—	900	—	571	—
– Next Put Date Aug. 2003
Loan Notes and Sundry (various through 2012)	97	106	99	64	105	90

Total Debt	$2,722	$2,225	$2,867	$2,328	$2,565	$2,124

(a)	“EBITDA” and “Net Interest Expense” calculations shown are latest twelve month figures.
(b)	Credit facility expires 4/25/03 plus one year term out at Omnicom’s option. Amounts outstanding represent commercial paper issued under this facility.

OmnicomGroup	8

Current Liquidity Picture
•	Omnicom has ample liquidity to meet all foreseeable business and capital requirements.
		As of June 30, 2002
	Total Amount of Facility	Outstanding	Available
Committed Facilities
364 Day Revolving Credit Facility	$1,600	$621	$979
5 Year Revolving Credit Facility	500	—	500
Loan Notes (various through 2012)	81	81	—
Total Committed Facilities	2,181	702	1,479
Uncommitted Facilities(a)	437	22	0 (a)
Total Credit Facilities	$2,618	$724	$1,479
	Cash and ST Investments		$ 454
	Total Capital Available		$1,933

(a)	Uncommitted facilities in the US, UK and Canada. These amounts are excluded for purposes of this analysis of available capital.

OmnicomGroup	9

Traditional Return on Equity(a)

Note:	Prior year amounts not adjusted here to reflect acquisitions accounted for as poolings of interest. 1994 excludes a $28.0 million after-tax charge for the cumulative effect of an accounting change related to postemployment benefits. 2000 excludes a $63.8 million after-tax gain from the sale of Razorfish shares.
(a)	“Traditional Return on Equity” is Net Income for the given year divided by the shareholders’equity at the end of the prior year.
(b)	LTM result is calculated as the net income for the previous twelve months ended 6/ 30/ 02 divided by the shareholders’equity on 6/30/01.

OmnicomGroup	10

Return on Invested Capital
	1991	2001	LTM
Net Income (SFAS 142)(a)	$ 69.5	$ 586.2	$ 615.3

	1992-2001	1992-LTM
Equity Issuances(b)	$ 2,545.9	$ 2,583.8
Less: Dividends	(721.5)	(795.4)
Less: Share Repurchases	(1,089.6)	(1,458.5)
Net New Equity Raised	$ 734.8	$ 329.9

(a)	Prior period results adjusted to reflect SFAS 142 (elimination of goodwill amortization) as if it had always been in effect.
(b)	Includes issuances of equity including shares for acquisitions, employees benefit plans, and in exchange for convertible securities.

OmnicomGroup	11

Acquisitions Summary

12

Acquisition Related Expenditures
6 Months YTD
New Subsidiary Acquisitions (a)	$ 75.1
Affiliates to Subsidiaries (b)	5.5
Affiliates (c)	2.8
Existing Subsidiaries (d)	66.7
Earn-outs (e)	162.0
Total Acquisition Expenditures	$312.1

Note:	See appendix for subsidiary acquisition profiles.
(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods. Total amount includes cash payments and loan notes. Loan notes are future obligations and are reflected in long-term debt on Omnicom’s balance sheet.

OmnicomGroup	13

Potential Earn-out Obligations
•	The following is an estimate of future earn-out related obligations as of June 30, 2002, assuming that the underlying agencies continue to perform at their current levels:(a)

2002 (b)	2003	2004	2005	Thereafter	Total
$ 122.1	$ 130.8	$ 100.2	$ 45.9	$ 19.2	$418.2

(a)	The ultimate payments when made will vary as they are dependent on future events.
(b)	Estimated remaining obligations as of June 30, 2002.

OmnicomGroup	14

Potential Put Obligations
•	In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’option) additional equity interests. The following is an estimate of these potential future “put” obligations (as of June 30, 2002), assuming these underlying agencies continue to perform at their current levels:

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$73.2	$78.8	$152.0
Affiliated Agencies	11.3	2.1	13.4

Total	$84.5	$80.9	$165.4

OmnicomGroup	15

Acquisitions Year-to-Date

The following pages are summaries of 2002 acquisitions completed as of June 30, 2002

(listed in alphabetical order)

OmnicomGroup	Acquisitions	16

Aaron Walton Entertainment

Aaron Walton Entertainment, offers an array of services that have gained the company a reputation as a leader in the field of Entertainment Marketing. AWE has created key alliances between the businesses and the entertainment industry on some of the leading consumer marketing initiatives in the last decade including Pepsi & Britney Spears, Cadillac & Led Zeppelin, and AT&T & Whitney Houston.

OmnicomGroup	Acquisitions	17

Allyn & Company

Allyn is a public affairs firm based in Dallas, Texas that also provides public relations, issues advertising, campaign consultancy, political media and direct mail services. Services are offered to major corporations, trade associations, governmental entities, nonprofit organizations and political causes in the US and Mexico. Allyn & Company is a member of the Fleishman-Hillard network.

OmnicomGroup	Acquisitions	18

Automotive Marketing Consultants, Inc.

AMCI uses extensive industry knowledge and its proprietary tool, Comparative Vehicle Assessment, to help manufacturers better understand their vehicles’ strengths vs. key competitors. AMCI testing turns these strengths into effective, substantiated marketing claims. AMCI is the industry leader in consumer “Learn and Drive” events which allow sampling of new models in a live experiential environment. AMCI also offers wholesale and retail sales training and special product consulting to the automotive industry.

OmnicomGroup	Acquisitions	19

Bass and Howes, Inc.

Bass & Howes is a leading public policy and public affairs consulting firm with offices in Washington, D.C. and New York City. The Company’s clients include nonprofit organizations and associations, foundations, and corporations.

Founded in 1986, Bass & Howes is recognized nationally for its expertise and achievements in health and social welfare issues of particular concern to women and families.

Bass & Howes operates as part of DDB Seattle’s Issues and Advocacy Division.

OmnicomGroup	Acquisitions	20

Changing Our World, Inc.

Changing Our World (“CW”) assists not-for-profit and corporate clients achieve their goals through philanthropy. CW is the parent company of CTE Associates, specializing in association fundraising, and the CW network, a leading on-line resource for non-profit philanthropy and philanthropy professionals. The CW network publishes the largest and best-read e-mail newsletters in the sector.

OmnicomGroup	Acquisitions	21

Consultores de Publicidade

Consultores de Publicidade (CPP), is a Portuguese print brokering company acquired by the Guerreiro DDB Group in Portugal. CPP is dedicated to delivering superior quality results to its clients in the areas of design, image warehousing, and pre-press production.

OmnicomGroup	Acquisitions	22

Design Forum

Design Forum is a leading US architectural and environmental design firm headquartered in Dayton, Ohio with sales offices in Seattle, Chicago, San Francisco, and Phoenix. Design Forum has been in existence since 1977. The majority of its work comes from the automotive sector where it is engaged in the design of dealership facilities and materials. Design Forum operates as a company of the Interbrand network.

OmnicomGroup	Acquisitions	23

Dieste Harmel & Partners

Dieste Harmel & Partners was honored as the first Ad Age Multicultural Agency of the Year, and as the Adweek Agency of the Year for the Southwest. They are the first Hispanic Agency to win a Lion at Cannes, the Grand Award at the NY Festivals, the ARF David Ogilvy Research Award, the OAAA Media Plan of the Year, and the ANA Hispanic Excellence Award. Dieste has shifted the paradigm in the Hispanic market by innovating proprietary strategic tools which help its clients forge a competitive advantage. They are a full service agency, with a focus on strategic planning, advertising and promotions.

OmnicomGroup	Acquisitions	24

FitzGerald Communications

FitzGerald Communications is a strategic communications agency for technology and biotechnology companies differentiated by the integration of public relations and investor relations services. FitzGerald Communications is headquartered in Boston, with offices in New York, San Francisco, and Washington DC.

OmnicomGroup	Acquisitions	25

Morgan Kemp and Partners Limited (MKP)

Based in Manchester, England MKP is a direct marketing communications agency. Its client list includes Royal Bank of Scotland, Invisimail, One2One, and Fox biscuits. It will be part of the TBWA UK Group’s marketing services division.

OmnicomGroup	Acquisitions	26

National In-Store

NIS, founded in 1994, provides product merchandising, sales training, event marketing, in-store advertising/marketing, product demos, retail data collection and warehousing/logistics. NIS services over one million retail store locations per year deploying store specific objectives and retrieving store specific data through RetailStreamTM.

OmnicomGroup	Acquisitions	27

Noesis

Noesis is a San Francisco and Los Angeles based investigative consulting firm founded in 1994 by two former FBI agents and later Managing Directors of a global investigative consultancy firm. The range of services provided mostly to corporate clients and law firms are litigation support, due diligence, fraud investigations, internet investigations, computer forensics, forensic accounting, intellectual property, employment investigations and corporate responsibility. Noesis operates as the West Coast Office of SafirRosetti.

OmnicomGroup	Acquisitions	28

The Peter Group (TPG)

TPG, Inc, is a leading direct response marketing and advertising agency headquartered in Philadelphia, PA, with branch offices in Wilmington, DE, Los Angeles, CA, and Providence, RI. It operates through its subsidiaries, The Peter Group, Topak Marketing and AI Advertising. The firm’s major focus is the insurance and financial services industries.

OmnicomGroup	Acquisitions	29

Synergi Rf

Synergi Rf, now known as OMD Norway, is one of the largest media agencies in Norway. OMD Norway provides media strategy, planning and buying services to a diversified client base of multi-national and local Norwegian clients. Along with Sweden, Denmark and Finland, it is part of the OMD Nordic network, which in turn is part of the OMD global network.

OmnicomGroup	Acquisitions	30

TBWA\HEIGL

Heigl + Meyer, founded in Munich in 1991, is a leading public relations firm in the Bavarian region. Following the acquisition, the company was renamed TBWA\HEIGL.

OmnicomGroup	Acquisitions	31

Tequila\BTL Group

BTL Group, founded in Poznan, Poland in 1997, is one of the largest marketing services agencies in Poland. It provides services including promotions, direct marketing, database management, fulfillment and field marketing. It was voted Agency of the Year in 2001. It was combined with TBWA’s TEQUILA\ POLAND operation, to form TEQUILA\BTL GROUP.

OmnicomGroup	Acquisitions	32

\Textuel\La Mine

Established in Paris in 1997, La Mine is one of France’s leading online content suppliers and produces bespoke editorial content. The company will be merged with \TEXTUEL, TBWA\France’s contract publishing unit.

OmnicomGroup	Acquisitions	33

Top C

Top C, a Czech Republic based company, is a leader in designing and implementing training programs for its clients. Top C now operates as part of the Interscreen Group of companies.

OmnicomGroup	Acquisitions	34